Exhibit 99.1

The Lovesac Company Reports First Quarter Fiscal 2022 Financial Results

Net Sales Growth of 52.5%

Comparable Sales Growth of 48.8%

Net Income (Loss) Improved to $2.1 million from $(8.3) million in the Prior Year Period

Record First Quarter Adjusted EBITDA1 of $5.3 million

STAMFORD, Conn., June 9, 2021 (GLOBE NEWSWIRE) -- The Lovesac Company (Nasdaq: LOVE) (“Lovesac” or the “Company”) today announced financial results for the first quarter of fiscal 2022, which ended May 2, 2021.

Shawn Nelson, Chief Executive Officer, stated, “Our strong first quarter performance affirms the confluence of two highly-favorable dynamics in Lovesac’s evolution. The first is that we are providing a great customer experience, backed by product innovation, investments in digital, and expanded showrooms and other distribution channels. Impactful and high-return marketing and merchandising strategies further complement these efforts. The second is that the pandemic tailwinds continue within the home furnishings category itself and our teams are executing across the board to strengthen the Lovesac brand and value proposition in this environment. The results are clear and include record first quarter results highlighted by sales growth of 52.5%, a comparable sales increase of 48.8% and positive Adjusted EBITDA1 of $5.3 million.

Mr. Nelson continued, “As we look to the remainder of the year, we recognize the environment remains dynamic and we will continue to execute our vision and strategy with discipline as we focus on continuing to drive long-term value for all our stakeholders.”

Key Measures for the First Quarter of Fiscal 2022 Ending May 2, 2021:

(Dollars in millions, except per share amounts)

	Quarter Ended May 2, 2021	Quarter Ended May 3, 2020	% Inc (Dec)
Net Sales	$82.9	$54.4	52.5%
Gross Profit	$46.1	$27.3	68.9%
Gross Margin	55.6%	50.2%	540 bps
Total Operating Expense	$43.8	$35.7	22.9%
SG&A	$30.7	$25.8	18.9%
SG&A as % of Net Sales	37.0%	47.5%	(1050) bps
Advertising & Marketing	$10.7	$8.2	30.3%
Advertising & Marketing as % of Net Sales	12.9%	15.1%	(220) bps
Basic EPS Income (Loss)	$0.14	$(0.58)	123.6%
Diluted EPS Income (Loss)	$0.13	$(0.58)	122.1%
Net income (Loss)	$2.1	$(8.3)	126.6%
Adjusted EBITDA[1]	$5.3	$(5.7)	193.7%
Net Cash Used In Operating Activities	$(9.6)	$(0.5)	(1771.8)%

[1]	Adjusted EBITDA is a non-GAAP measure. See “Non-GAAP Information” and “Reconciliation of Non-GAAP Financial Measures” included in this press release.

Percent Increase (Decrease) except showroom count
	Quarter Ended May 2, 2021	Quarter Ended May 3, 2020
Total Comparable Sales (2)(3)	48.8%	50.0%
Comparable Showroom Sales (3)	182.7%	(31.7)%
Internet Sales	(16.3)%	258.3%
Ending Showroom Count	116	91

[2]	Total comparable sales include showroom transactions through the point of sale and internet net sales.
[3]	Comparable showroom sales reflect transactions through the point of sale and not necessarily product that has shipped to the customer. Product that has shipped to the customer is included in Net Sales. Showrooms were closed as required by local and state laws as a result of the COVID-19 pandemic effective March 18, 2020 but have since reopened. We are abiding by federal, state and local guidelines with respect to the operating status of our showrooms. As of the end of the fourth quarter fiscal 2021, all showrooms have fully reopened to the walk-in phase.

Highlights for the First Quarter Ended May 2, 2021:

●	The net sales increase of 52.5% was driven by an increase in showroom sales of 170.4%, an increase in our “Other” channel which include pop-up-shops and shop-in-shops sales of 41.4%, offset by a decrease in internet sales of 16.3%. The increase in showroom sales was driven by an increase of 182.7% in comparable showroom sales with all showroom locations fully open in the current period versus the temporary closures of all locations effective March 18, 2020 in the prior year period due to COVID-19. Sales in our “Other” channel increased due to prior year closures of all pop-up-shop and shop-in-shop locations also due to COVID-19. Internet sales decreased reflecting the channel shift back to our showrooms that are now fully reopened.

●	Gross profit increased $18.8 million, or 68.9%, to $46.1 in the first quarter of fiscal 2022 from $27.3 million in the first quarter of fiscal 2021. Gross margin increased 540 basis points to 55.6% of net sales in the first quarter of fiscal 2022 from 50.2% of net sales in the first quarter of fiscal 2021 driven by a 400 basis points improvement in gross profit as a result of a reduction in promotional discounts, higher overall Sactional product category and premium covers mix impact, and lower product costs related to vendor negotiated tariff mitigation initiatives due to higher volume. Distribution expenses improved by 140 basis points over the prior year due to higher leverage of 490 basis points in warehousing and distribution costs, partially offset by the increase in inbound freight and freight capitalization of 350 basis points.

●	SG&A expense as a percent of net sales decreased by 10.5% due to higher leverage in expenses such as infrastructure investments, selling related expenses, employment costs, rent, equity-based compensation, travel, and insurance.

●	Advertising and marketing expense increased 30.3% with the reinstatement of marketing spends as showroom locations are fully open in the current period versus the temporary closures in the prior year period. As a percent of net sales, advertising and marketing decreased by 220 basis points due to an increase in net sales driven by higher Sactional sales mix and reduction in promotional discounts for the first quarter of fiscal 2022 as compared to the first quarter of fiscal 2021.

●	Operating income was $2.3 million in the first quarter of fiscal 2022 compared to an operating loss of $8.4 million in the first quarter of fiscal 2021. Operating margin was 2.7% of net sales in the first quarter of fiscal 2022 compared to (15.4%) of net sales in the first quarter of fiscal 2021.

●	Net income was $2.1 million in the first quarter of fiscal 2022 compared to net loss of $8.3 million in the first quarter of fiscal 2021.

Other Financial Highlights as of May 2, 2021:

●	The cash and cash equivalents balance as of May 2, 2021 was $65.7 million as compared to $45.5 million as of May 3, 2020. There was $0.04 million outstanding on the Company’s line of credit as of May 2, 2021 compared to $0 as of May 3, 2020. The Company’s availability under the line of credit was $18.1 million as of May 2, 2021 and $11.4 million as of May 3, 2020.

●	Total inventory was $56.0 million as of May 2, 2021 as compared to $33.4 million as of May 3, 2020.

Conference Call Information:

A conference call to discuss the financial results for the quarter ended May 2, 2021 is scheduled for today, June 9, 2021, at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-3982 (international callers please dial 201-493-6780) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.lovesac.com.

A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed online at investor.lovesac.com for 90 days.

About The Lovesac Company

Based in Stamford, Connecticut, The Lovesac Company is a technology driven company that designs, manufactures and sells unique, high quality furniture derived through its proprietary Designed for Life® approach which results in products that are built to last a lifetime and designed to evolve as our customers’ lives do. Our current product offering is comprised of modular couches called Sactionals, premium foam beanbag chairs called Sacs, and their associated home decor accessories. Innovation is at the center of our design philosophy with all of our core products protected by a robust portfolio of utility patents. We market and sell our products primarily online directly at www.lovesac.com, supported by direct-to-consumer touch-feel points in the form of our own showrooms as well as through shop-in-shops and pop-up-shops with third party retailers.

Non-GAAP Information

Adjusted EBITDA is defined as a non-GAAP financial measure by the Securities and Exchange Commission (the “SEC”) that is a supplemental measure of financial performance not required by, or presented in accordance with, GAAP. We define “Adjusted EBITDA” as earnings before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include management fees, equity-based compensation expense, write-offs of property and equipment, deferred rent, financing expenses and certain other charges and gains that we do not believe reflect our underlying business performance. We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measure within the schedules attached hereto.

We believe that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of our business, facilitate a more meaningful comparison of our actual results on a period-over-period basis and provide for a more complete understanding of factors and trends affecting our business. We have provided this information as a means to evaluate the results of our ongoing operations alongside GAAP measures such as gross profit, operating income (loss) and net income (loss). Other companies in our industry may calculate these items differently than we do. These non-GAAP measures should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP, such as net income (loss) or net income (loss) per share as a measure of financial performance, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements can be identified by words such as “may,” “believe,” “anticipate,” “could,” “should,” “intend,” “plan,” “will,” “aim(s),” “can,” “would,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “approximately,” “potential,” “goal,” “pro forma,” “strategy,” “outlook” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position or projections, future revenue, projected expenses, sustainability goals, prospects, plans and objectives of management are forward-looking statements. These statements are based on management’s current expectations, beliefs and assumptions concerning the future of our business, anticipated events and trends, the economy and other future conditions. We may not actually achieve the plans, carry out the intentions or meet the expectations disclosed in the forward-looking statements and you should not rely on these forward-looking statements. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Among the key factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: the effect and consequences of COVID-19 on our business, sales, results of operations and financial condition; changes in consumer spending and shopping preferences, and economic conditions; our ability to achieve or sustain profitability; our ability to manage and sustain our growth effectively, including our ecommerce business, forecast our operating results, and manage inventory levels; our ability to advance, implement or achieve our sustainability, growth and profitability goals through leveraging our Designed for Life philosophy; our ability to realize the expected benefits of investments in our supply chain and infrastructure; disruption in our supply chain and dependence on foreign manufacturing and imports for our products; our ability to acquire new customers and engage existing customers; reputational risk associated with increased use of social media; our ability to attract, develop and retain highly skilled associates; system interruption or failures in our technology infrastructure needed to service our customers, process transactions and fulfill orders; implementing and maintaining effective internal control over financial reporting; unauthorized disclosure of sensitive or confidential information through breach of our computer system; the ability of third-party providers to continue uninterrupted service; the impact of tariffs, and the countermeasures and tariff mitigation initiatives; the regulatory environment in which we operate, our ability to maintain, grow and enforce our brand and intellectual property rights and avoid infringement or violation of the intellectual property rights of others; our ability to improve our products and develop and launch new products; our ability to successfully open and operate new showrooms; and our ability to compete and succeed in a highly competitive and evolving industry, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and in our Form 10-Qs filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at investor.lovesac.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Investor Relations Contact:

Rachel Schacter, ICR

(203) 682-8200

InvestorRelations@lovesac.com

THE LOVESAC COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

	May 2, 2021	January 31, 2021
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$65,740,400	$78,341,101
Trade accounts receivable	6,895,679	4,513,460
Merchandise inventories	55,956,132	50,416,712
Prepaid expenses and other current assets	11,609,793	10,128,353

Total Current Assets	140,202,004	143,399,626

Property and equipment, net	26,830,716	25,867,980

Operating lease right-of-use assets	96,165,825	-

Other Assets
Goodwill	143,562	143,562
Intangible assets, net	1,192,568	1,517,032
Deferred financing costs, net	68,003	90,671

Total Other Assets	1,404,133	1,751,265

Total Assets	$264,602,678	$171,018,871

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$17,745,185	$24,310,972
Accrued expenses	13,931,405	17,187,694
Payroll payable	8,134,045	6,361,677
Customer deposits	7,843,326	5,992,633
Current operating lease liabilities	15,060,996	-
Sales taxes payable	1,785,519	2,470,593

Total Current Liabilities	64,500,476	56,323,569

Deferred Rent	-	6,748,747

Operating Lease Liability, long-term	89,378,969	-

Line of Credit	41,673	-

Total Liabilities	153,921,118	63,072,316

Stockholders’ Equity
Preferred Stock $0.00001 par value, 10,000,000 shares authorized, no shares issued or outstanding as of May 2, 2021 and January 31, 2021.	-	-
Common Stock $.00001 par value, 40,000,000 shares authorized, 15,018,530 shares issued and outstanding as of May 2, 2021 and 15,011,556 shares issued and outstanding as of January 31, 2021.	150	150
Additional paid-in capital	172,056,558	171,382,086
Accumulated deficit	(61,375,148)	(63,435,681)

Stockholders’ Equity	110,681,560	107,946,555

Total Liabilities and Stockholders’ Equity	$264,602,678	$171,018,871

The Company adopted ASC 842, Leases as of February 1, 2021 under the modified retrospective approach and has not revised comparative periods.

THE LOVESAC COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Thirteen weeks ended
	May 2, 2021	May 3, 2020

Net sales	$82,915,419	$54,372,407
Cost of merchandise sold	36,839,311	27,088,838
Gross profit	46,076,108	27,283,569

Operating expenses
Selling, general and administration expenses	30,718,182	25,831,402
Advertising and marketing	10,680,365	8,195,585
Depreciation and amortization	2,419,704	1,635,660
Total operating expenses	43,818,251	35,662,647

Operating income (loss)	2,257,857	(8,379,078)
Interest (expense) income, net	(44,138)	56,356
Net income (loss) before taxes	2,213,719	(8,322,722)
Provision for income taxes	(153,186)	(25,029)
Net income (loss)	$2,060,533	$(8,347,751)

Net income (loss) per common share:
Basic	$0.14	$(0.58)
Diluted	$0.13	$(0.58)

Weighted average number of common shares outstanding:
Basic	15,034,954	14,480,081
Diluted	16,073,021	14,480,081

THE LOVESAC COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Thirteen weeks ended
	May 2, 2021	May 3, 2020
Cash Flows from Operating Activities
Net income (loss)	$2,060,533	$(8,347,751)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,956,383	1,557,289
Amortization of other intangible assets	463,321	78,371
Amortization of deferred financing fees	22,668	19,726
Equity based compensation	654,472	898,077
Deferred rent	-	140,298
Non-cash operating lease cost	3,650,145	-
Changes in operating assets and liabilities:
Trade accounts receivable	(2,382,219)	112,335
Merchandise inventories	(5,539,420)	2,980,697
Prepaid expenses and other current assets	(546,671)	2,166,595
Accounts payable and accrued expenses	(8,290,368)	(3,204,128)
Operating Lease Liabilites	(3,503,935)	-
Customer deposits	1,850,693	3,085,377
Net Cash Used in Operating Activities	(9,604,398)	(513,114)
Cash Flows from Investing Activities
Purchase of property and equipment	(2,919,119)	(2,142,086)
Payments for patents and trademarks	(138,857)	(205,556)
Net Cash Used in Investing Activities	(3,057,976)	(2,347,642)
Cash Flows from Financing Activities
Taxes paid for net share settlement of equity awards	-	(149,512)
Proceeds from the exercise of warrants	20,000	-
Proceeds from the line of credit	41,673	-
Payment of deferred financing costs	-	(50,000)
Net Cash Provided by (Used in) Financing Activities	61,673	(199,512)
Net Change in Cash and Cash Equivalents	(12,600,701)	(3,060,268)
Cash and Cash Equivalents - Beginning	78,341,101	48,538,827
Cash and Cash Equivalents - Ending	$65,740,400	$45,478,559
Supplemental Cash Flow Disclosures
Cash paid for taxes	$61,000	$25,029
Cash paid for interest	$8,071	$16,816

THE LOVESAC COMPANY

RECONCILATION OF NON-GAAP FINANCIAL MEASURES

(unaudited)

	Thirteen weeks ended
(dollars in thousands)	May 2, 2021	May 3, 2020
Net income (loss)	$2,061	$(8,348)
Interest expense (income), net	44	(56)
Provision for income taxes	153	25
Depreciation and amortization	2,420	1,636
EBITDA	4,678	(6,743)
Management fees (a)	-	125
Deferred Rent (b)	-	(8)
Equity-based compensation (c)	654	898
Other non-recurring expenses (d)	-	36
Adjusted EBITDA	$5,332	$(5,692)

(a)	Represents management fees and expenses charged by our equity sponsors.
(b)	Represents the difference between rent expense recorded and the amount paid by the Company. In accordance with generally accepted accounting principles, the Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease terms. The Company adopted ASC 842 at the beginning of fiscal 2022 therefore we no longer recognize deferred rent.
(c)	Represents expenses associated with stock options and restricted stock units granted to our associates and board of directors.
(d)	There were no other non-recurring expenses in the thirteen weeks ended May 2, 2021. Other non-recurring expenses in the thirteen weeks ended May 3, 2020 are made up of $36 in professional and legal fees related to financing initiatives.